EXHIBIT 2(C)

         CONSENT OF JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP

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               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                       1025 Thomas Jefferson Street, N.W.
                          Washington, D.C. 20007-0805
                                 (202) 965-8100


                                  June 23, 1999



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111

Re:      COLI VUL-2 Series Account of
         Great-West Life & Annuity Insurance Company
         Pre-Effective Amendment No. 1 to the
         Registration Statement on Form S-6
         File Nos. 333-70963; 811-9201
         -------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Policies described in the above-referenced registration statement. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Very truly yours,


                         /s/Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                         ------------------------------------------------------
                         Jorden Burt Boros Cicchetti Berenson & Johnson LLP